Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Event Date/Time: May 19, 2009 / 03:00PM GMT

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Jay Marakis

Jim Henderson

Point Blank Solutions, Inc.—Acting CEO

Michelle Doery

Point Blank Solutions, Inc.—Acting CFO

CONFERENCE CALL PARTICIPANTS

Justin Orlando

Dolphin Management—Analyst

Mark Laplolulin

Private Investor

David Koenig

Private Investor

John D’Urso

Janus Capital—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the First Quarter 2009 Point Blank Solutions, Inc., Earnings Conference Call. My name is Josh, and I’ll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session toward the end of this conference. (Operator Instructions).

I would now like to turn the presentation over to our host for today’s call, [Jay Marakis]. You may proceed.

Jay Marakis

Thank you and good morning. Welcome to Point Blank’s 2009 First Quarter Conference Call. Speaking today will be Jim Henderson, acting CEO, and Michelle Doery, acting CFO. Before we begin, please allow a moment for our Safe Harbor statement. Statements made on this conference call and in the Company’s related filings with the SEC and press releases that are not historical facts are forward-looking statements and are based largely on the Company’s current expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control.

Such words as expects, anticipates, targets, goals, projects, intends, plans, beliefs, seeks, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and speak as of the date hereof and are subject to risks and uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Factors that might cause or contribute to such differences include but are not limited to uncertainty of future financial results, additional financing requirements, liquidity of shares of our common stock, the development of new products, governmental contracting processes and court approval of the settlement of the pending class action.

For further detail, we refer you to the Company’s filings with the Securities and Exchange Commission, including without limitation those uncertainties and risks discussed in the Company’s Form 10-K for the period ended December 31, 2008, and the Company’s Form 10-Q for the period ended March 31, 2009.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect any change in expectations of our management with regard thereto or any changes in the events, conditions or circumstances which any such statements are based.

And at this time, I’d like to turn the call over to Jim Henderson. Jim?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Thank you, Jay. I’d like to thank everybody for joining us this morning. I’m glad to have the opportunity to give a quick introduction to what we’re trying to accomplish here at Point Blank, and then I’m going to hand it over to Michelle to walk you through some of the numbers.

The first thing I’d like to say is this Company has a strong foundation. Its people, its products, its customers they serve, I believe in the long-term potential for this Company remains high and there’s no doubt in my mind that demand for the body armor products will be there for the next several years.

As most of you know, the Board made a change last month, terminating General Ellis’s employment agreement and asked me to assume the role of acting CEO. This action was not about the past, but rather a desire to move in a different direction, given the critical juncture in the Company’s evolution. While several pieces are in place and there’s a sound strategy to grow and diversify, what the Board felt we needed was more of a financial operational person to steer us through the next several months, going forward into 2010.

There are a number of tough decisions that need to be made over the coming months and the pace of execution is absolutely critical. Over the past month, I’ve been working with many of our executives and getting my hands around the operations, visiting our factories, meeting with our suppliers, vendors and our customers. What I’m most impressed with are our people.

The team knows body armor and they put together great products. What I believe we need to improve on is the efficiency in which we produce them, better aligning our cost structure based on expected sales and the speed in which we adjust to changes in the market, whether positive or negative. We have to quickly — excuse me, we have to be quicker in how we adapt to the situations and what we’re focusing on.

One of our primary focuses is our margin front. We have to continue to reduce our costs and, most important, become more efficient. The industry is changing and pricing has become a more critical factor in purchasing decisions. We’re in the process of implementing Lean Manufacturing across our enterprise and taking that very serious. We’re beginning to realize some of its benefits now, but we’ll more over time with new contracts and better operations.

Our backlog and some orders received should carry us through the first half of the year, but we expect there will be a brief lull in the military production in the summertime. We are currently reviewing all our options and intend to take aggressive measures to lower our costs quickly, but we can still meet capacity requirements on a lower-cost basis and ramp up as needed.

We can do more with less by being more efficient and simply by having a better operation and chain supply structure. We’re going to reduce our SG&A levels and lessen our expenses that don’t directly correlate to sales. This process has been underway for the past few quarters, but more is needed. What is absolutely essential is lowering our professional fees and bringing closure to the remaining legacy issues, which have drained our resources for far too long.

The Company is in the midst of a reorganization which will be rolled out over the coming months. I’ll give you a flavor for the type of things we’re looking for and working towards. What we have to do is manage the capital we have and position ourselves for a near-term slowdown, but with the expectation of quick upticks, especially in the military sales, whether it’s midway through the third quarter or fourth quarter.

The Board continues to evaluate strategic alternatives and our thesis hasn’t changed. But if we’re truly to get proper value, we have to become profitable first and show that a streamlined business has growth and profit potential. A search is underway for a permanent CEO and the Board is going to make sure we get the right person in place. I am in Florida and come here weekly and will continue coming here weekly until we have the permanent CEO in place. Concurrently, this management team is going to right the ship and we’re going to do our best to enhance shareholder value.

With that introduction, what I’ll do now is hand it over to Michelle and she can walk you through some of our numbers for the quarter.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Michelle Doery—Point Blank Solutions, Inc.—Acting CFO

Thank you, Jim, and good morning. Net sales for the first quarter of 2009 were approximately $54.9 million, compared to $49.9 million in the comparable prior-year period, an increase of 10%. Sales of body armor products as a whole were up approximately 11.1%. Within this, military and federal government sales were $37.6 million, as compared to $38.7 million. Domestic distributor sales were $5.4 million, compared to $9.4 million, and international sales were $10.8 million, versus $329,000.

During the first quarter, we continued to produce towards the IOTV and OTV contracts previously announced. This comprised the majority of sales to the military and federal government. Our domestic distributor sales continued to be impacted by the market’s anticipation of the upcoming change in NIJ standards and an overall downturn in the national economy, which had a direct impact on state and local government spending.

On the bright side, we continued to make progress in diversifying our sales mix, as international sales were up $10.5 million and comprised approximately 20% of our overall sales in the first quarter of 2009. As of April 24th, 2009, our backlogs stood at approximately $49 million, down from $94 million reported at year end. These contracts are our firm fixed-price contracts with the US military and other customers. We anticipate we’ll complete production and recognize the majority of the sales in the second quarter of 2009.

Gross profit for the first quarter of 2009 was approximately $2.5 million, or 4.6% of net sales, versus approximately $8.7 million for the three months ended March 31st, 2008, or 17.5% of net sales. The decline in gross profit dollars in percentage is primarily due to the mix of contracts in the first quarter of 2009, as we were producing toward the IOTV bridge buy, which as you know was a best-price contract.

Additionally, there was a temporary slowdown in shipments caused by additional testing required by the US military during the first quarter of 2009. Our gross profit margins are up this quarter compared to the fourth quarter of 2008 and we expect them to increase sequentially in the second quarter of 2009 as we complete production in the OTV contract and fulfill other contractual agreements.

As Jim referenced earlier, we are working hard to reduce our exposure to government contracts and looking to grow our domestic and international sales channels, which yield higher gross margins. We are also taking aggressive steps towards implementing Lean Manufacturing and reduce our overall product costs to generate higher gross profit margins moving forward.

Total operating costs were approximately $6.6 million, or 12% of net sales, for the three months ended March 31st, 2009, versus $10.3 million, or 20.7% of net sales, for the comparable 2008 period. In addition to controlling our production costs, we continued to take a long, hard look at our overhead structure and took additional cost-cutting measures in the first quarter.

Selling, general and administrative expenses were down 31%, $5.8 million in the first quarter of 2009, versus $8.4 million in the comparable 2008 quarter. We experienced a decrease in general and administrative expenses of approximately $1.3 million, due mainly to lower salaries as a result of reductions in incentive compensation and employees and selling and marketing expenses declined $558,000. We also experienced a decline of approximately $1.1 million in litigation and cost of investigation expenses during the comparable 2009 and 2008 periods.

Equity-based compensation for the three months ended March 31st, 2009, was $117,000, compared to approximately $1 million in the comparable quarter last year. In the first quarter of 2008, our employee auctions and Board of Directors deferred stock awards were being amortized in the financial statements. Due to a change in the majority of the Board in the third quarter of 2008, all of the options and deferred stock awards, except for stock awards granted to executive management during last year, were expensed.

Adjusted EBITDA for the first quarter of 2009 was negative $2.6 million, compared to $1.8 million in the prior-year period. This change is principally due to the impact of lower-than-anticipated sales and lower gross margins discussed previously. Please refer to our press release for a reconciliation of adjusted EBITDA to net income and an explanation of why we use adjusted EBITDA as a financial measure.

The Company reported an operating loss of $4.1 million in the quarter ended March 31st, 2009, compared to an operating loss of $1.5 million in the quarter ended March 31st, 2008. The net loss for the 2009 three-month period was $2.5 million, a loss of $0.05 per share, versus a net loss of $1 million, or a loss of $0.02 per share, in the comparable prior-year period.

Interest expense for the quarter ended March 31st, 2009, was approximately $400,000, compared to $200,000 for the quarter ended March 31st, 2008. The increase was attributable to higher average outstanding balances in our revolving line of credit and the addition of the $10 million term loan, as well as increases in the contractual rate of interest reflected in the amendments to the credit agreement.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Our effective tax rate was 44.6% and 37.7% for the three months ended March 31st, 2009 and 2008, respectively. The effective tax rate differs from statutory rate primarily due to state income taxes and interest accrued on uncertain tax position reserves.

A few comments on our liquidity. On October 31st, 2008, we entered into an amendment to the credit facility with our lender to provide an additional $10 million as a term loan for a three-month period. This term loan was extended to support our expected short-term working capital needs for manufacturing our backlog and other orders. The maturity date of the term loan was initially extended to April 30th, 2009, and subsequently extended an additional 29 days to May 29th, 2009. The term loan bears interest at the base rate, plus 2%.

As of March 31st, 2009, the Company’s outstanding balance on the credit facility was $34.8 million and availability was $8.7 million. Following up on last quarter’s remarks and the status of the income tax receivables and our refund request, we have approximately $11 million in income tax receivables that we expect to receive in the second half of 2009. This stems from federal income tax audit covering 2003 through 2007 years.

Turning to the balance sheet, our working capital is $15.7 million as of March 31st, 2009, compared to $20.2 million as of December 31st, 2008. The decrease in working capital was mainly attributable to a reduction in on-hand inventory and accounts receivable and that was partially offset by payments made against our line of credit, as well as reduction in accounts payable. Our trade accounts receivable decreased approximately $12.5 million, from $33.6 million as of December 31st, 2008, to $21.1 million as of March 31st, 2009.

Inventory of $31.2 million as of March 31st, 2009, was down from inventory of $38.7 million as of the 2008 year end. The accounts receivable outstanding decreased to 29 days at March 31st, 2009, compared to 31 days at December 31st, 2008. The reduction in days outstanding was primarily the result of improvement in collections of receivables from our customers and improved payment terms on our existing contracts.

Our capital expenditures for the three months ended March 31st, 2009, were approximately $0.5 million, compared to $2.9 million for the three months ended March 31st, 2008. The $2.9 million includes $2.5 million of property and equipment acquired through the LifeStone joint venture. Similar with past remarks, we anticipate our capital expenditures for 2009 to be approximately $1.2 million.

With that, I will now turn the call back over to Jim.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Okay. What I’d like to do is open it up for any questions people may have.

QUESTION AND ANSWER

Operator

Thank you very much, sir. (Operator Instructions).

And our first question comes from the line of Justin Orlando from Dolphin Management. Justin, you may proceed.

Justin Orlando—Dolphin Management—Analyst

Jim, hi there. Good morning.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Good morning.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Justin Orlando—Dolphin Management—Analyst

Did I hear you right, that we’re still in — the objective of the Company still is to restore the P&L to profitability and then to restart in earnest the strategic alternatives process?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Yes, that’s — the Board has not changed that direction.

Justin Orlando—Dolphin Management—Analyst

Okay. Can you give us a little — thank you for that. Can you give us a little bit of an update on negotiations with your weaver suppliers and if there’s any savings that we can expect to be gleaned from that?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

It’s — I don’t have actual numbers at this point, but I will — as of this Thursday of this week, I would have met all our weavers. There was just one that I had difficulty due to both of our schedules to get together on. And, to me, there’s really two pieces from the weavers. A is the cost element of the structure. But I think also, almost more important for that right now is also payment terms. Some of them have us on very strict payment terms of how they look at our business and there are perceived risks.

So, that’s the other part of the equation we’re working with them are to improve pricing and also improve terms. And the offset we’re doing there is we want to embed them much closer into our supply chain here so we can improve and in essence move the material from their operation into ours out to the customer much faster. So, Pat Stallings and his team are working that very hard to get that done. We should have those numbers and actions all within the next 60 days finalized.

Justin Orlando—Dolphin Management—Analyst

Okay. Can you maybe give me a little bit of help on the perennial NIJ 06. It seems like we’ve been talking about a new standard here for quite a while. Can you give me any sense on timing and when we’ll finally be able to not be putting that in our MD&A?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Yes, I wish I could give you the definitive date. I could tell you what I know about it and kind of what the issues are. And it was one of these that it was going to rush to market, the new standard was going to come out. The government originally looked at it that what we were going to do was have everybody approve it and then have one broad release date that everybody goes to market at the same time.

Then, they change their mind and as soon as you pass you go to market, you start, and to my knowledge, they’re back into — in between there, I don’t think there’s been a ruling on — of exactly which way the government’s going to go on that. And, obviously, we have the NIJ 05 standard and now we’re going to the 06, it’s kind of hard to manage the business because, A, the order volume’s down because people are waiting for the new standard.

But, on the other hand, somewhere we have to shut off the 05 and start building for the 06. And we’re kind of caught in between that also and we’re looking for answers and directions from the government of how they’re going to release that into the industry. We do not have that answer at this time, and it’s not just us. I don’t think there’s an answer in the industry.

Justin Orlando —Dolphin Management—Analyst

Okay, thanks very much.

Operator

And our next question comes from the line of [Mark Laplolulin]. Mark, you may proceed.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Mark Laplolulin Private Investor

Yes, I’m a private investor and just watching the TV these days, I see that there seems to be a troop surge in Afghanistan. We’re sending troops overseas. How does that affect Point Blank and the need for body armor?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

There’s two pieces to that. There is a — if — I don’t know how long you’ve been an investor, but if you follow —

Mark Laplolulin Private Investor

Five years.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

— the original, what we call the main contract, which the Army was basically put out to industry, I believe the original proposal came out in the first quarter of the ‘08 timeframe, and that in essence was to in essence give the proper protection to our troops over in the theater in which there’s action going on.

That main contract has still been pushed to the right, has not been awarded yet. We are a competitor in there, as most other people in our industry are. The government’s looking at an award date now somewhere — what they’re hoping for is the third quarter of ‘09, okay, but to be honest with you, it keeps sliding to the right. What they’ve had in the meantime is what they call bridge contracts, which so far there’s been two bridge contracts awarded. We won the first one, and BAE, one of our competitors, won the second one. Those bridge contracts are just what it says. It’s bridging until the main contract comes out and is awarded.

So, we definitely feel there is a pinned up demand there, but we need the contract vehicle to be out on the street where we can market it and start generating sales and production off of it. The other piece which is just starting up is once we basically furnish everybody who’s in the active military, not just us but the industry, you get back into the logistical side and defense logistics is starting to put procurements out where they’re going to fill their shelves up, so where the next person that comes in can take one off the shelf, versus waiting for somebody to manufacture one for them.

So, there is a nice — and there is also a large contract there that’s been pushed to the right for the logistics side that we’re bidding on and waiting for award and that should happen hopefully in the third, if not — our third quarter, or our fourth quarter of this year. So, there’s two large military contracts out there that we feel we’re positioned to get our piece of it, but they just keep sliding to the right, which makes it difficult to — how you run a factory and how you manage your assets.

Mark Laplolulin Private Investor

One last quick question. Can you kind of tell me who your competitors are and how you kind of rank amongst them? Sometimes I get the sense that we’re the leader in the US body armor manufacturing and then it seems like Armor Holdings seems to get a lot of business. Can you kind of clarify that for me?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Yes, I’ll be honest. I don’t have it in front of me on the non-military side, because I think that’s a very fragmented market. There are people from — we call it the mom and pops organizations that do a couple hundred vests up to the BAEs of the world, ourselves, to do 20,000, 30,000 vests a month. On the military side, it’s really for the large contracts, at least for the Army, it’s us and BAE. I mean, over the last year and a half, we basically — either we won the contract or they won the contract, okay and it gets back to the bridge contract, which is a single winner.

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

So, I think it’s a little misleading to say we’re the leader, they’re the leader. It’s who has the contract of the day is going to be the leader because the way the government is rewarding these right now, we’re basically shipping out two large contracts which will expire in the beginning of the summertime. BAE’s just ramping up their production to meet two contracts that they won that are going to ship in the second quarter here, going out to the third and they should be done by the end of the third quarter themselves, maybe a little into the fourth.

So, I think it’s when you take that snapshot of who’s ahead, it’s really who has the contract, and that’s what really helps with this new Army and logistics contract. There’s going to be more than one winner, so it’s not winner take all. There will be people — first you win to get the contract, then you have to win to get the actual delivery orders to produce the product.

Operator

(Operator Instructions).

And our next question comes from the line of [David Koenig], private investor. David, you may proceed.

David Koenig Private Investor

Good morning, gentlemen. First, I’d like to compliment you on a quarter that was so difficult. There are a lot of the soft armor companies that lost money, went out of business. I don’t know anyone who really made money with the Army dragging their feet on orders, so losing $0.05 I thought was pretty good.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Thank you.

David Koenig Private Investor

And you just answered one of my questions about the order, is it winner take all, but you say on the big contracts there’ll be more than one winner, let’s say some to BAE and some to PBSO. And the other question I had, I see we’re not making any money. Why do we have to pay — the lady said 44% tax, 38% tax? Do we still pay tax even though we’re in the red and not earning money?

Michelle Doery—Point Blank Solutions, Inc.—Acting CFO

Well, right now, we have in NOL, it’s $22 million in NOLs that will carry us forward. So — but that is our effective tax rate as it stands right now, based — there’s differences between booked and taxes, stock compensation and inventory reserves and so forth play into that effect, but that is the current effective tax rate, even though going forward, up to the next $22 million of income we make we won’t have to pay taxes on it due to the NOLs that are carrying forward.

David Koenig Private Investor

What does NOL stand for?

Michelle Doery—Point Blank Solutions, Inc.—Acting CFO

Net operating loss, sorry. So, we have net operating losses that can carry forward up to 20 years and any income we make, that NOL will offset that income so we won’t have to pay taxes in the future up to the $22 million.

David Koenig Private Investor

The taxes we already paid, would we get a refund at the end of the year because we had the NOL?

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May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

No, it’s a roll forward. If you look at it, once the business is profitable, you in essence — on a rolling-forward basis, you look at your taxable income and you have up to $22 million to offset that income on a going-forward basis.

David Koenig Private Investor

So, what, the bottom line is we have to make some money to utilize this —?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

That is correct, yes.

Michelle Doery—Point Blank Solutions, Inc.—Acting CFO

Yes.

David Koenig Private Investor

I see. Well, thank you very much, and let’s hope we can use that —

Michelle Doery—Point Blank Solutions, Inc.—Acting CFO

Yes, we hope so. That would be great.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

That’s our idea, right.

Operator

And our next question comes from the line of John D’Urso from Janus Capital. John, you may proceed.

John D’Urso—Janus Capital—Analyst

Good morning. Could you talk a little bit about LifeStone and where we stand in the development at that operation, please?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

Yes, the LifeStone operation, which was a joint venture that we started — let me go back and give you a little background on it is, and I believe this is true, is when we first originally started the LifeStone operation at that time, all you had to do was approve a FAT for the contract. And where the government, the military, has evolved to is basically — a FAT is a first article test — is now they’re really aligning on every contract is a weaver and basically that contract and ourselves, the manufacturer, it all has to be integrated together, it all gets approved at the same time, okay.

So, where we have contracts that we’ve been awarded, new contracts, we have used LifeStone to basically weave some of our products. Contracts that we’ve already been awarded where you follow that methodology I just explained, we had to use the weavers we had in place, because that’s the way you get your first article text accepted and that’s the way the government does not want any changes off of that.

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FINAL TRANSCRIPT

May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

So, we’re looking at integrating the LifeStone operation much closer to our business, add it right into our supply chain. But it’s also they could never handle all the volume we have, and that’s why we’re out talking to the other weavers and want to have strategic relationships with the other weavers in the industry, also.

John D’Urso—Janus Capital—Analyst

Are those anticipated that at some point in time LifeStone will replace some of the [$33 million] that — in materials that you bought from the related party, JPS Textile?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

It all depends on the size of the business we have. I mean, if — in the large military-type contracts, from what — and I was just out at LifeStone — was it last week, they’ll never be able to handle that full capacity, so we’re always going to have to have other weavers in the industry. How much we put at a particular weaver really depends on how much sales we can drive as a Company.

John D’Urso—Janus Capital—Analyst

So, can you give me an idea of what percentage of cloth LifeStone is producing for you guys at this point, or anticipating it’s going to be producing for you?

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

It’s for what we’re running through the factory right now, based on the contracts we have, it’s the 40% to 50% range.

John D’Urso—Janus Capital—Analyst

Okay, thank you.

Jim Henderson—Point Blank Solutions, Inc.—Acting CEO

You’re welcome.

Operator

And at this time, we are showing no further questions available. Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a wonderful day.

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FINAL TRANSCRIPT

May 19, 2009 / 03:00PM GMT, PBSO.PK - Q1 2009 Point Blank Solutions, Inc. Earnings Conference Call

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